Exhibit 99.1

JAMES RIVER ANNOUNCES SECOND QUARTER 2023 RESULTS

Pembroke, Bermuda, August 7, 2023 - James River Group Holdings, Ltd. ("James River" or the "Company") (NASDAQ: JRVR) today reported second quarter 2023 net income available to common shareholders of $21.1 million ($0.54 per diluted share), compared to net income available to common shareholders of $5.0 million ($0.13 per diluted share) for the second quarter of 2022. Adjusted net operating income1 for the second quarter of 2023 was $20.6 million ($0.53 per diluted share), compared to adjusted net operating income1 of $20.0 million ($0.52 per diluted share) for the second quarter of 2022.
Second Quarter 2023 Highlights:
▪Group combined ratio of 94.6% and Excess and Surplus Lines ("E&S") segment combined ratio of 87.8% on business not subject to retroactive reinsurance accounting for loss portfolio transfers (the "combined ratio"). Unless specified otherwise, all underwriting performance ratios presented herein are for our business not subject to retroactive reinsurance accounting for loss portfolio transfers ("LPTs").
▪Core E&S (excluding commercial auto) gross written premium growth of 9.0% compared to the prior year quarter, and E&S segment gross written and net earned premium growth of 7.3% and 15.3% compared to the prior year quarter, respectively, due to strong growth from our larger underwriting divisions, broad based renewal rate increases and increased net retention in excess casualty. Fronting and Program gross written premium growth of 11.0% compared to the prior year quarter.
▪E&S segment renewal rate change increased 11.0% from the prior year quarter, with nearly all underwriting divisions reporting positive pricing increases.
▪Net investment income increased 71.2% compared to the prior year quarter, with most asset classes reporting meaningfully higher income.
▪Shareholders' equity per share of $15.84 increased 1.1%2 sequentially from March 31, 2023. Tangible common equity per share1 excluding accumulated other comprehensive loss ("AOCI") increased 4.4%2 sequentially and 15.9%2 from the prior year quarter.
▪Adjusted net operating return on tangible common equity excluding AOCI1 of 14.8% for the second quarter and 15.5% for the six months ended June 30, 2023.

1 Adjusted net operating income, tangible common equity per share, and adjusted net operating return on tangible common equity excluding AOCI are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
2 Percent change before common dividends paid.
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Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda
Mailing address ● P.O. Box 1502, Hamilton HM FX, Bermuda
Tel 441.278.4580 ● Fax 441.278.4588

JRVR Announces Second Quarter 2023 Results

Frank D'Orazio, the Company’s Chief Executive Officer, commented on the second quarter, “Our results continue to demonstrate our focus on generating strong, consistent earnings for shareholders and an ability to take advantage of sustained robust E&S market conditions, while managing our portfolio for optimal risk and return. Rising E&S renewal rates of 11% in the second quarter provide encouraging signs of persistent market strength in our core business.”
Second Quarter 2023 Operating Results
•Gross written premium of $427.7 million, consisting of the following:

	Three Months Ended June 30,
($ in thousands)	2023	2022	% Change
Excess and Surplus Lines	$286,126	$266,635	7%
Specialty Admitted Insurance	136,924	124,967	10%
Casualty Reinsurance	4,691	8,112	(42)%
	$427,741	$399,714	7%

•Net written premium of $218.2 million, consisting of the following:

	Three Months Ended June 30,
($ in thousands)	2023	2022	% Change
Excess and Surplus Lines	$184,768	$166,004	11%
Specialty Admitted Insurance	29,116	18,390	58%
Casualty Reinsurance	4,295	10,297	(58)%
	$218,179	$194,691	12%

•Net earned premium of $209.7 million, consisting of the following:

	Three Months Ended June 30,
($ in thousands)	2023	2022	% Change
Excess and Surplus Lines	$159,002	$137,884	15%
Specialty Admitted Insurance	23,858	18,141	32%
Casualty Reinsurance	26,798	30,237	(11)%
	$209,658	$186,262	13%

•Core E&S (excluding commercial auto) gross written premium grew 9.0%, while the E&S segment gross written premium increased 7.3% compared to the prior year quarter. Net earned premium increased 15.3% due to strong growth in most of our underwriting divisions and higher net retention within our excess casualty unit. Premium growth for the segment was led by our larger underwriting divisions, with particular strength in excess casualty, excess property, general casualty and manufacturers and contractors. Renewal rate increases were 11.0% during the second quarter of 2023, representing the twenty-sixth consecutive quarter of renewal rate increases compounding to 72.3%.
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JRVR Announces Second Quarter 2023 Results

•Gross written premium for the Specialty Admitted Insurance segment increased 9.6% from the prior year quarter, including an 11.0% increase in fronting and program premium. During the quarter there was a combined 3.9% reduction to premium from our individual risk workers' compensation business and our large workers' compensation fronted program, which was partially offset by strong growth in our remaining fronting and program business.
•Gross written premium in the Casualty Reinsurance segment totaled $4.7 million and was solely related to premium adjustments. As announced earlier this year, we have suspended underwriting business in our Casualty Reinsurance segment and have not written or renewed any treaties this year. The earning pattern of the business can extend over multiple years and declines in net earned premium for this segment will lag written premium. We expect to continue to report earned premium over the next several quarters.
•Pre-tax favorable (unfavorable) reserve development by segment on business not subject to retroactive reinsurance accounting for loss portfolio transfers was as follows:

	Three Months Ended June 30,
($ in thousands)	2023	2022
Excess and Surplus Lines	$(118)	$32
Specialty Admitted Insurance	839	1,545
Casualty Reinsurance	(3,009)	—
	$(2,288)	$1,577
•Additionally, the Company recognized adverse prior year development of $12.6 million on the reserves subject to the Commercial Auto LPT, which provides unlimited coverage, and $5.8 million on the reserves subject to the Casualty Reinsurance LPT. Retroactive benefits of $17.8 million were recorded in loss and loss adjustment expenses during the second quarter and the deferred retroactive reinsurance gain on the Balance Sheet is $37.6 million as of June 30, 2023.
•Gross fee income was as follows:

	Three Months Ended June 30,
($ in thousands)	2023	2022	% Change
Specialty Admitted Insurance	$5,800	$5,875	(1)%
•The consolidated expense ratio was 27.5% for the second quarter of 2023, which was an increase from 25.8% in the prior year second quarter. The expense ratio was primarily impacted by changes in reinsurance cessions in both E&S and Specialty Admitted segments that resulted in a lower level of ceding commissions in the current period.

Investment Results
Net investment income for the second quarter of 2023 was $25.2 million, an increase of 71.2% compared to $14.7 million in the prior year quarter. Growth in income was broad-based across the portfolio, as positive operating cash flow and portfolio cash flow was deployed at higher yields. On a sequential basis, income increased modestly for all asset classes with the exception of our private investments.
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JRVR Announces Second Quarter 2023 Results

The Company’s net investment income consisted of the following:

	Three Months Ended June 30,
($ in thousands)	2023	2022	% Change
Private Investments	232	(490)	NM
All Other Investments	24,943	15,195	64%
Total Net Investment Income	$25,175	$14,705	71%
The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended June 30, 2023 was 4.3% (versus 3.4% for the three months ended June 30, 2022). The investment yield increased primarily as a result of higher market yields on fixed maturity securities and bank loans.
Net realized and unrealized gains on investments of $2.1 million for the three months ended June 30, 2023 compared to net realized and unrealized losses on investments of $17.1 million in the prior year quarter. The majority of the realized and unrealized gains during the second quarter of 2023 were related to changes in fair values of our secured bank loan portfolio and, to a lesser extent, our common equity investments.
Taxes
The Company's effective tax rate fluctuates from period to period based on the relative mix of income reported by country and the respective tax rates imposed by each tax jurisdiction. The effective tax rate for the six months ended June 30, 2023 was 23.9%.
Tangible Equity
Tangible equity3 of $561.1 million at June 30, 2023 increased 1.0% compared to tangible equity of $555.4 million at March 31, 2023, as strong earnings was partially offset by unrealized investment losses. AOCI declined by $16.5 million during the second quarter of 2023, due to a decrease in the value of the Company's fixed maturity securities.
Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.05 per common share. This dividend is payable on Friday, September 29, 2023 to all shareholders of record on Monday, September 11, 2023.
Conference Call
James River will hold a conference call to discuss its second quarter results tomorrow, August 8, 2023 at 8:30 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 8809552, or via the internet by visiting www.jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
3 Tangible equity is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
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JRVR Announces Second Quarter 2023 Results

Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating of our regulated insurance subsidiaries impacting our ability to attract and retain insurance and reinsurance business that our subsidiaries write, our competitive position, and our financial condition; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a persistent high inflationary environment on our reserves, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance law and regulations; changes in U.S. tax laws and the interpretation of certain provisions of Public Law No. 115-97, informally titled the 2017 Tax Cuts and Jobs Act (including associated regulations), which may be retroactive and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or any of its foreign subsidiaries becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); changes in our financial condition, regulations or other factors that may restrict our subsidiaries’
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JRVR Announces Second Quarter 2023 Results

ability to pay us dividends; and an adverse result in any litigation or legal proceedings we are or may become subject to. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Non-GAAP Financial Measures
In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting profit (loss), adjusted net operating income, tangible equity, tangible common equity, adjusted net operating return on tangible equity (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible equity balances in the respective period), and adjusted net operating return on tangible common equity excluding AOCI (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible common equity balances in the respective period, excluding AOCI), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.
About James River Group Holdings, Ltd.
James River Group Holdings, Ltd. is a Bermuda-based insurance holding company that owns and operates a group of specialty insurance and reinsurance companies. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Ltd. on the web at www.jrvrgroup.com
For more information contact:
Brett Shirreffs
SVP, Finance, Investments and Investor Relations
Investors@jrvrgroup.com
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JRVR Announces Second Quarter 2023 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	June 30, 2023	December 31, 2022
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,875,695	$1,783,417
Equity securities, at fair value	118,116	118,627
Bank loan participations, at fair value	143,762	154,991
Short-term investments	22,128	107,812
Other invested assets	27,415	27,447
Total invested assets	2,187,116	2,192,294

Cash and cash equivalents	227,239	173,164
Restricted cash equivalents (a)	105,502	103,215
Accrued investment income	16,805	14,418
Premiums receivable and agents’ balances, net	364,842	340,525
Reinsurance recoverable on unpaid losses, net	1,545,736	1,520,113
Reinsurance recoverable on paid losses	181,956	114,242
Deferred policy acquisition costs	51,668	59,603
Goodwill and intangible assets	217,325	217,507
Other assets	397,681	401,994
Total assets	$5,295,870	$5,137,075

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$2,885,379	$2,768,995
Unearned premiums	665,189	676,016
Funds held (a)	275,331	310,953
Deferred reinsurance gain	37,572	20,091
Senior debt	222,300	222,300
Junior subordinated debt	104,055	104,055
Accrued expenses	52,507	59,566
Other liabilities	312,716	276,435
Total liabilities	4,555,049	4,438,411

Series A redeemable preferred shares	144,898	144,898
Total shareholders’ equity	595,923	553,766
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$5,295,870	$5,137,075

Tangible equity (b)	$561,068	$501,248
Tangible equity per share outstanding (b)	$12.97	$11.63
Shareholders' equity per share outstanding	$15.84	$14.78
Common shares outstanding	37,619,226	37,470,237

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company. The funds held liability also includes a notional funds withheld account balance related to the loss portfolio transfer retrocession transaction that our Casualty Reinsurance segment entered into in the first quarter of 2022, which is reduced quarterly by paid losses on the subject business.

(b) See “Reconciliation of Non-GAAP Measures”
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JRVR Announces Second Quarter 2023 Results

James River Group Holdings, Ltd. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except for share data)	2023	2022	2023	2022
REVENUES
Gross written premiums	$427,741	$399,714	$791,634	$759,650
Net written premiums	218,179	194,691	401,399	370,550

Net earned premiums	209,658	186,262	417,771	376,086
Net investment income	25,175	14,705	50,947	30,972
Net realized and unrealized gains (losses) on investments	2,145	(17,110)	2,552	(22,120)
Other income	1,464	949	2,773	1,816
Total revenues	238,442	184,806	474,043	386,754

EXPENSES
Losses and loss adjustment expenses (a)	141,308	121,369	296,596	256,977
Other operating expenses	58,865	49,036	119,124	99,097
Other expenses	223	—	826	368
Interest expense	6,941	4,049	13,557	6,341
Amortization of intangible assets	91	91	182	182
Total expenses	207,428	174,545	430,285	362,965
Income before taxes	31,014	10,261	43,758	23,789
Income tax expense	7,321	2,597	10,457	5,920
NET INCOME	$23,693	$7,664	$33,301	$17,869
Dividends on Series A preferred shares	(2,625)	(2,625)	(5,250)	(3,500)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$21,068	$5,039	$28,051	$14,369
ADJUSTED NET OPERATING INCOME (b)	$20,551	$20,025	$42,142	$33,892

INCOME PER COMMON SHARE
Basic	$0.56	$0.13	$0.75	$0.38
Diluted (c)	$0.54	$0.13	$0.74	$0.38

ADJUSTED NET OPERATING INCOME PER COMMON SHARE
Basic	$0.55	$0.53	$1.12	$0.91
Diluted (d)	$0.53	$0.52	$1.09	$0.90

Weighted-average common shares outstanding:
Basic	37,642,289	37,449,621	37,587,359	37,428,385
Diluted	43,498,905	37,732,371	37,822,405	37,643,634
Cash dividends declared per common share	$0.05	$0.05	$0.10	$0.10

Ratios:
Loss ratio	67.1%	65.2%	66.8%	68.3%
Expense ratio (e)	27.5%	25.8%	27.9%	25.9%
Combined ratio	94.6%	91.0%	94.7%	94.2%
Accident year loss ratio	66.0%	66.0%	65.9%	66.9%

(a) Losses and loss adjustment expenses include $0.6 million and $17.5 million of expense for unrecognized deferred retroactive reinsurance gains for the three and six months ended June 30, 2023, respectively.
(b) See "Reconciliation of Non-GAAP Measures".
(c) The outstanding Series A preferred shares were dilutive for the three months ended June 30, 2023. Dividends on the Series A preferred shares were added back to the numerator in the calculations and 5,640,158 common shares from an assumed conversion of the Series A preferred shares were included in the denominator.
(d) The outstanding Series A preferred shares were dilutive for the three and six months ended June 30, 2023. Dividends on the Series A preferred shares were added back to the numerator in the calculations and 5,640,158 common shares from an assumed conversion of the Series A preferred shares were included in the denominator.

(e) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $1.3 million and $2.4 million for the three and six months ended June 30, 2023, respectively ($900,000 and $1.7 million in the respective prior year periods), and a denominator of net earned premiums.

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JRVR Announces Second Quarter 2023 Results

James River Group Holdings, Ltd. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross written premiums	$286,126	$266,635	7.3%	$515,029	$470,917	9.4%
Net written premiums	$184,768	$166,004	11.3%	$332,198	$291,714	13.9%

Net earned premiums	$159,002	$137,884	15.3%	$310,361	$269,185	15.3%
Losses and loss adjustment expenses excluding retroactive reinsurance	(105,098)	(89,184)	17.8%	(204,287)	(174,109)	17.3%
Underwriting expenses	(34,471)	(26,366)	30.7%	(66,646)	(51,285)	30.0%
Underwriting profit (a)	$19,433	$22,334	(13.0)%	$39,428	$43,791	(10.0)%

Ratios:
Loss ratio	66.1%	64.7%		65.8%	64.7%
Expense ratio	21.7%	19.1%		21.5%	19.0%
Combined ratio	87.8%	83.8%		87.3%	83.7%
Accident year loss ratio	66.0%	64.7%		65.9%	64.7%

(a) See "Reconciliation of Non-GAAP Measures".

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JRVR Announces Second Quarter 2023 Results

SPECIALTY ADMITTED INSURANCE

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross written premiums	$136,924	$124,967	9.6%	$261,475	$250,677	4.3%
Net written premiums	$29,116	$18,390	58.3%	$55,841	$38,595	44.7%

Net earned premiums	$23,858	$18,141	31.5%	$44,339	$37,459	18.4%
Losses and loss adjustment expenses	(17,594)	(13,217)	33.1%	(33,086)	(28,652)	15.5%
Underwriting expenses	(5,880)	(3,672)	60.1%	(11,338)	(7,346)	54.3%
Underwriting profit (loss) (a), (b)	$384	$1,252	(69.3)%	$(85)	$1,461	—

Ratios:
Loss ratio	73.7%	72.9%		74.6%	76.5%
Expense ratio	24.7%	20.2%		25.6%	19.6%
Combined ratio	98.4%	93.1%		100.2%	96.1%
Accident year loss ratio	77.3%	81.4%		76.9%	80.4%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three and six months ended June 30, 2023 include gross fee income of $5.8 million and $11.5 million, respectively ($5.9 million and $11.4 million in the respective prior year periods).

CASUALTY REINSURANCE

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands)	2023	2022	% Change	2023	2022	% Change
Gross written premiums	$4,691	$8,112	(42.2)%	$15,130	$38,056	(60.2)%
Net written premiums	$4,295	$10,297	(58.3)%	$13,360	$40,241	(66.8)%

Net earned premiums	$26,798	$30,237	(11.4)%	$63,071	$69,442	(9.2)%
Losses and loss adjustment expenses excluding retroactive reinsurance	(17,998)	(18,968)	(5.1)%	(41,742)	(54,216)	(23.0)%
Underwriting expenses	(8,672)	(9,210)	(5.8)%	(20,895)	(22,004)	(5.0)%
Underwriting profit (loss) (a)	$128	$2,059	(93.8)%	$434	$(6,778)	—

Ratios:
Loss ratio	67.2%	62.7%		66.2%	78.1%
Expense ratio	32.3%	30.5%		33.1%	31.7%
Combined ratio	99.5%	93.2%		99.3%	109.8%
Accident year loss ratio	55.9%	62.7%		58.5%	68.3%

(a) See "Reconciliation of Non-GAAP Measures".

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JRVR Announces Second Quarter 2023 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company inclusive of the business subject to retroactive reinsurance accounting for loss portfolio transfers. There is no economic impact to the Company over the life of a loss portfolio transfer contract so long as any additional losses subject to the contract are within the limit of the loss portfolio transfer and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting for loss portfolio transfers gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Excess and Surplus Lines:
Loss Ratio	66.1%	64.7%	65.8%	64.7%
Impact of retroactive reinsurance	(1.4)%	—%	3.0%	—%
Loss Ratio including impact of retroactive reinsurance	64.7%	64.7%	68.8%	64.7%

Combined Ratio	87.8%	83.8%	87.3%	83.7%
Impact of retroactive reinsurance	(1.4)%	—%	3.0%	—%
Combined Ratio including impact of retroactive reinsurance	86.4%	83.8%	90.3%	83.7%

Casualty Reinsurance:
Loss Ratio	67.2%	62.7%	66.2%	78.1%
Impact of retroactive reinsurance	10.7%	—%	12.7%	—%
Loss Ratio including impact of retroactive reinsurance	77.9%	62.7%	78.9%	78.1%

Combined Ratio	99.5%	93.2%	99.3%	109.8%
Impact of retroactive reinsurance	10.7%	—%	12.7%	—%
Combined Ratio including impact of retroactive reinsurance	110.2%	93.2%	112.0%	109.8%

Consolidated:
Loss Ratio	67.1%	65.2%	66.8%	68.3%
Impact of retroactive reinsurance	0.3%	—%	4.2%	—%
Loss Ratio including impact of retroactive reinsurance	67.4%	65.2%	71.0%	68.3%

Combined Ratio	94.6%	91.0%	94.7%	94.2%
Impact of retroactive reinsurance	0.3%	—%	4.2%	—%
Combined Ratio including impact of retroactive reinsurance	94.9%	91.0%	98.9%	94.2%

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JRVR Announces Second Quarter 2023 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses excluding the impact of loss portfolio transfers accounted for as retroactive reinsurance and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2023	2022	2023	2022
Underwriting profit (loss) of the operating segments:
Excess and Surplus Lines	$19,433	$22,334	$39,428	$43,791
Specialty Admitted Insurance	384	1,252	(85)	1,461
Casualty Reinsurance	128	2,059	434	(6,778)
Total underwriting profit of operating segments	19,945	25,645	39,777	38,474
Other operating expenses of the Corporate and Other segment	(8,548)	(8,888)	(17,830)	(16,762)
Underwriting profit (a)	11,397	16,757	21,947	21,712
Losses and loss adjustment expenses - retroactive reinsurance	(618)	—	(17,481)	—
Net investment income	25,175	14,705	50,947	30,972
Net realized and unrealized gains (losses) on investments	2,145	(17,110)	2,552	(22,120)
Other expense	(53)	49	(468)	(252)
Interest expense	(6,941)	(4,049)	(13,557)	(6,341)
Amortization of intangible assets	(91)	(91)	(182)	(182)
Consolidated income before taxes	$31,014	$10,261	$43,758	$23,789

(a) Included in underwriting results for the three and six months ended June 30, 2023 is gross fee income of $5.8 million and $11.5 million, respectively ($5.9 million and $11.4 million in the respective prior year periods).

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JRVR Announces Second Quarter 2023 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) the impact of loss portfolio transfers accounted for as retroactive reinsurance, b) net realized and unrealized gains (losses) on investments, c) certain non-operating expenses such as professional service fees related to a purported class action lawsuit, various strategic initiatives, and the filing of registration statements for the offering of securities, and d) severance costs associated with terminated employees. We use adjusted net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income available to common shareholders reconciles to our adjusted net operating income as follows:

	Three Months Ended June 30,
	2023		2022
($ in thousands)	Income Before Taxes	Net Income	Income Before Taxes	Net Income
Income available to common shareholders	$28,389	$21,068	$7,636	$5,039
Losses and loss adjustment expenses - retroactive reinsurance	618	1,091	—	—
Net realized and unrealized investment (gains) losses	(2,145)	(1,806)	17,110	14,986
Other expenses	223	198	—	—
Adjusted net operating income	$27,085	$20,551	$24,746	$20,025

	Six Months Ended June 30,
	2023		2022
($ in thousands)	Income Before Taxes	Net Income	Income Before Taxes	Net Income
Income available to common shareholders	$38,508	$28,051	$20,289	$14,369
Losses and loss adjustment expenses - retroactive reinsurance	17,481	15,497	—	—
Net realized and unrealized investment (gains) losses	(2,552)	(2,179)	22,120	19,176
Other expenses	798	773	347	347
Adjusted net operating income	$54,235	$42,142	$42,756	$33,892

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JRVR Announces Second Quarter 2023 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A preferred shares and the unrecognized deferred retroactive reinsurance gain on loss portfolio transfers less goodwill and intangible assets (net of amortization). We define tangible common equity as tangible equity less mezzanine Series A preferred shares. Our definition of tangible equity and tangible common equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity and tangible common equity for June 30, 2023, March 31, 2023, December 31, 2022, and June 30, 2022.

	June 30, 2023	March 31, 2023	December 31, 2022	June 30, 2022
($ in thousands, except for share data)
Shareholders' equity	$595,923	$590,915	$553,766	$594,386
Plus: Series A redeemable preferred shares	144,898	144,898	144,898	144,898
Plus: Deferred reinsurance gain	37,572	36,954	20,091	—
Less: Goodwill and intangible assets	217,325	217,416	217,507	217,688
Tangible equity	$561,068	$555,351	$501,248	$521,596
Less: Series A redeemable preferred shares	144,898	144,898	144,898	144,898
Tangible common equity	$416,170	$410,453	$356,350	$376,698

Common shares outstanding	37,619,226	37,619,226	37,470,237	37,450,264
Common shares from assumed conversion of Series A preferred shares	5,640,158	5,640,158	5,640,158	5,640,158
Common shares outstanding after assumed conversion of Series A preferred shares	43,259,384	43,259,384	43,110,395	43,090,422

Equity per share:
Shareholders' equity	$15.84	$15.71	$14.78	$15.87
Tangible equity	$12.97	$12.84	$11.63	$12.10
Tangible common equity	$11.06	$10.91	$9.51	$10.06
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